Exhibit 99


Analytical Surveys Chairman and CEO Sidney V. Corder Retires
INDIANAPOLIS, Jan. 24 /PRNewswire/ -- Analytical Surveys, Inc., (ASI) (Nasdaq:
ANLT - news), a leading provider of customized data conversion and digital mapping services for geographic information systems (GIS) and related "spatial data" markets, today announced that its chairman and CEO, Sidney V. Corder, has retired.
Corder, who joined ASI in 1990 and has served as CEO since 1993, will provide consulting services to the Company while its board of directors conducts a search for his successor. Sol C. Miller, a member of the board and ASI's largest shareholder, will serve as CEO during the transition period. John A. Thorpe, ASI's founder and a member of the board, will serve as assistant CEO, and Dr. James T. Rothe, a board member since 1987, has been appointed chairman of the board.
Miller joined ASI's board of directors in 1997 when he sold his company, Indianapolis-based MSE Corporation, to ASI. Miller established MSE as a leading provider of data conversion services to the utilities industry, and he is recognized within the GIS sector as a pioneer in the development of automated mapping technologies.
"I want to pledge to our customers, employees and shareholders that during this transition, our primary focus will be on enhancing the leadership position ASI has established within the GIS industry," Miller said. "That position has been built on our resolve to provide customers with the industry's most advanced data conversion and spatial data management services in combination with unparalleled customer support. I can assure our many valued clients that we will build from these fundamental objectives." Rothe said, "ASI is currently being led by two of the most respected and knowledgeable professionals in our industry. As founders of their respective businesses, Sol Miller and John Thorpe collectively possess more than 70 years of GIS-related experience, and each has played a major role in the advancement of the 'intelligent mapping' field." Rothe continued, "We sincerely appreciate Sid Corder's many contributions to the Company during the past 10 years, and we wish him well during his retirement." He added that ASI's board of directors is in the process of engaging an executive recruiting firm to assist in the search for Corder's successor. Rothe is currently a professor of business at the College of Business and Administration at the University of Colorado at Colorado Springs. He also is a principal of the venture capital firm Phillips-Smith Specialty Retail, Inc., and he is a trustee of Denver-based Janus Funds. Analytical Surveys is an industry leader in providing customized data conversion, digital mapping and consulting services for the spatial data markets. Geospatial data is used for a variety of applications, including the creation of geographic information systems (GIS). A GIS is a high- resolution, large-scale, richly detailed "intelligent map" that allows users to input, update, query, analyze and display detailed information about a geographic area. Geographic information systems are widely used by utilities, state and local governments, federal agencies and commercial businesses to manage massive infrastructures effectively, to improve operating efficiencies and to analyze future demand for facilities. The Company's traditional markets have been utilities and state and local governments. The Company also is expanding its target markets by offering a broad new range of services. Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Results may differ materially from the Company's expectations. A number of uncertainties and other factors could cause actual results to differ materially from such forward-looking statements, including, but not limited to, the possibility that the Company will not be awarded contracts in the numbers, for the amounts, or at the time that the Company currently expects, and therefore, that overall contract volume does not increase. The forward-looking statements are also based on assumptions related to the growth of the Company's consulting services, as to which there can be no assurance. A more detailed description of factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.